EXHIBIT 32.2

Certification of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Jubilant Flame International Ltd. (the “Company”) on Form 10-Q for the period ended May 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lei Wang, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 7, 2023	By:	/s/ Lei Wang
Lei Wang
Chief Financial Officer